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                                                                    EXHIBIT 10.8

                            SEARCH SERVICES AGREEMENT

         THIS SEARCH SERVICES AGREEMENT (this "Agreement") is entered into as of March 7, 2000, by and between Go2Net, Inc., a Delaware corporation having its principal place of business at 999 Third Avenue, Suite 4700, Seattle, WA 98109 ("Go2Net"), and FindWhat.com, a Nevada corporation having its principal place of business at 520 Broadway, Suite 230, Santa Monica, CA 90401 ("Partner").

                                    RECITALS

         WHEREAS, Go2Net offers and provides metasearch services through its network of Web sites, currently available through, but not limited to, the Uniform Resource Locators ("URL(S)") www.go2net.com, www.metacrawler.com, and www.dogpile.com (collectively, the "GO2NET METASEARCH SERVICE") which enable users to simultaneously search the World Wide Web using multiple third-party search engines by entering a query or request for information in a search box posted on a World Wide Web site, which submits those queries or requests to the Go2Net Metasearch Service;

         WHEREAS Partner has developed a full-text World Wide Web search engine and/or a directory service currently accessible through the URL www.findwhat.com, which provides users with results based upon search queries.

         WHEREAS, Partner wishes to have its Search Results (defined below) used and incorporated in the Go2Net Metasearch Services (as defined below) on the terms and conditions set forth herein;

         NOW THEREFORE, in exchange for the mutual promises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


1.       DEFINITIONS.

         "AGENCY COMMISSIONS" shall mean the portion of fees, payable to Partner as the result of Paid Click Throughs and Fee-Based Referrals, which are payable by Partner to unaffiliated third parties in reasonable consideration for sales, marketing, and distribution efforts. Partner shall document all Agency Commissions that impact the Payments as part of the monthly Report (as set forth in paragraphs 3.2 and 3.3 respectively). FindWhat shall not deduct Agency Commissions in excess of 15% per Paid Click Through or Fee-Based Referral when calculating the Payment. Additionally, FindWhat shall not apply deductions of Agency Commissions to greater than 17.5% of the aggregate number of Paid Click Throughs and Fee-Based Referrals when calculating the Payment.

         "CLICK THROUGH(S)" shall mean each instance in which a user of the Go2Net Metasearch Service is directed/referred to a Web site as the result of that user directing an Internet browser to access that Web site via a hypertext link posted within a Search Result.

         "DOGPILE" shall mean the Go2Net metasearch engine that processes user search queries directed to the Internet domain dogpile.com.

         "EFFECTIVE DATE" shall mean the earlier of to occur of (i) May 1, 2000 or (ii) the first date on which Go2Net incorporates Search Results on the Results Pages PROVIDED, HOWEVER, that Go2Net shall not be obligated to include Search Results in the Results Pages until such time as Go2Net shall have received the duly executed and delivered Warrant.

         "FEE-BASED REFERRAL(S)" shall mean each instance in which a user of the Partner Search Engine is directed/referred to a Web site as the result of that user directing an Internet browser to access that Web site via a hypertext link posted by the Partner Search Engine, and a third party has agreed to pay a Referral Fee to Partner in exchange for each such referral.


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         "INTELLECTUAL PROPERTY" means any intellectual property or proprietary rights, including but not limited to, copyright rights (including rights in audiovisual works), moral rights, trademark (including logos, slogans, trade names, service marks), patent rights (including patent applications and disclosures), know-how, inventions, rights of priority, and trade secret rights, recognized in any country or jurisdiction in the world.

         "METACRAWLER" shall mean to the Go2Net metasearch engine that processes user search queries directed to the Internet domain metacrawler.com.

         "NET REFERRAL FEES" shall mean Referral Fees less Agency Commissions applied thereto.

         "PAID CLICK THROUGH(S)" shall mean only those Click Throughs for which third parties have agreed to pay a Referral Fee to Partner.

         "PARTNER SEARCH ENGINE" means the full-text World Wide Web search engine(s) and/or directory service(s) under the name of, and/or which is/are operated, licensed, controlled, owned, leased, by, Partner, which can currently be accessed through the URL www.findwhat.com, as Partner may update the same from time to time.

         "PARTNER SITE" means Partner's site on the World Wide Web with the following URL: www.findwhat.com.

         "REFERRAL FEE(S)" means the dollar amount payable to Partner by third parties in exchange for each Paid Click Through and each Fee-Based Referral. Referral Fees shall not result in such cases that Paid Click Throughs and Fee-Based Referrals result directly from (i) a user repeatedly accessing the Search Results without the intent to perform a search and for the sole purpose of generating revenues for Go2Net under this Agreement, or by a bot, macro program, Internet agent, or any other automatic means, or (ii) malicious Paid Click Throughs (which, for purpose of this Agreement, means any user who repeatedly accesses the Search Results for the purpose of increasing the payments an advertiser must make to FindWhat).

         "RESULTS PAGE(S)" shall mean each page in the Go2Net Metasearch Service that contains Search Results and/or search results from other third party World Wide Web search engines and/or directory services.

         "SEARCH RESULT(S)" shall mean the information provided to the Go2Net Metasearch Service by the Partner Search Engine, which shall include descriptive text and a hypertext link to a Web page, in response to a user query submitted to the Partner Search Engine by any of the Go2Net Metasearch Service. Partner may limit the Search Results to those results that may earn a Referral Fee.

         "WARRANT" shall mean the warrant to purchase 725,000 shares of the Common Stock of Partner at an exercise price of $5.50 per share, executed and delivered by Partner to and in the name of Go2Net, in the form attached hereto as Exhibit A.


2.       THE LICENSE.

2.1 GRANT. Subject to the terms and conditions of this Agreement, Partner hereby grants to Go2Net during the Term the non-exclusive, royalty free, worldwide license to use the Partner Search Engine as part of the Go2Net Metasearch Service and to display the Search Results. To the extent the use of the Partner Search Engine and display of the Search Results is deemed to be reproduction, transmission, or distribution, Go2Net is further granted a non-exclusive, royalty-free, worldwide license to use, transmit, distribute, and publicly display the Partner Search Engine and Search Results so as to enable users of the Go2Net Metasearch Service to search the Web using the Partner Search Engine and access the Search Results.

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2.2      RIGHT TO INCLUDE IN SEARCH RESULTS. The foregoing license includes the right of Go2Net to query the Partner Search Engine in real-time for each search conducted on the Go2Net Metasearch Service, and to format the Search Results in a Results Page(s), and to include advertising, sponsorships, links, and other messaging and promotions on the Results Page(s).


3.       OPERATIONS.

3.1 INCLUSION IN SEARCH RESULTS. Subject to user customization and any applicable performance standards, in response to the users' submission of search queries, Go2Net shall include the display of Search Results
         (i) on the second Results Page of Dogpile and (ii) on one or more Results Pages of MetaCrawler in a manner consistent with the then current text-based implementation on the Results Pages of MetaCrawler.

3.1.1 CHANGES TO PARTNER SEARCH ENGINE. Partner shall provide Go2Net timely notice of changes to Partner Search Engine results formatting, and Partner shall actively work with Go2Net to provide the Go2Net Metasearch Service with continuous access to the Search Results.

3.2 PAYMENTS. Within 30 calendar days, following the end of each calendar month during the term of this Agreement, Partner shall pay to Go2Net [**Redacted**]

3.2.1    EXAMPLE: [**Redacted**]

3.3 REPORTS AND RECORDS. With each payment made under this Agreement, Partner shall provide to Go2Net a written report with the information and data, reasonably requested by Go2Net, related to the Search Results, Paid Click Throughs, Fee-Based Referrals, the average monthly Referral Fee, Agency Commissions, and revenues derived by Partner. Go2Net reserves the right to contest the contents of such report and the respective payment amount within thirty (30) days of receipt of such report. In the event of such a contest, the parties agree to use good faith efforts to resolve any dispute within thirty (30) days of the notice of such contest from Go2Net. Upon the expiration of such thirty (30) day period, the parties agree to refer any unresolved disputes to arbitration, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Each party shall maintain true and complete records relating to its respective performance under this Agreement, all of which shall accurately reflect to actual underlying data.

3.4 AUDITS. Partner agrees that, given written notice of three (3) business days, at the expense of Go2Net, Go2Net, and/or parties duly authorized by Go2Net, shall have the right to audit the records of Partner to confirm compliance with the terms of this Agreement. Any such audit shall be conducted during normal business hours and shall not unduly interfere with Partner's ability to conduct business. Partner agrees that, in the event that Go2Net demonstrates that discrepancies equal to, or greater than, five percent (5%) exist, Partner shall pay to Go2Net all costs associated with such audits.

3.5 AUTHORIZE.NET. Go2Net and Partner will work together in good faith to evaluate a mutually agreeable plan for allowing Authorize.Net merchants to enter into Referral Fee arrangements. The terms and conditions of such a plan, including any compensation to Go2Net, are to be mutually agreed upon by the parties.


4.       TERM.

4.1 TERM. The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year after the Effective Date, unless earlier terminated as set forth herein (the "TERM").

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5.       MINIMUM PERFORMANCE STANDARDS.

5.1 On a search by search basis, Go2Net shall not be obligated to include Search Results, if Partner fails to deliver such Search Results in compliance with Go2Net's proprietary algorithm for the respective Go2Net Metasearch Service, including with respect to response time and relevancy, as consistently applied to all third party search engines by Go2Net within the respective Go2Net Metasearch Service.

5.2 Go2Net shall not otherwise be obligated to include the Search Results, if the following events occur and Go2Net delivers written notice thereof to Partner: (a) Partner fails to deliver Search Results that are reasonably relevant to the respective user searches, as reasonably determined by Go2Net;or (b) Partner delivers Search Results which, in the determination of Go2Net, (i) include content that may violate applicable law or infringe upon third party rights; or (ii) include content that may be defamatory, obscene or otherwise objectionable; PROVIDED, HOWEVER, that Partner shall have the right to deliver the Search Results, if within fifteen (15) days of such written notice, Partner complies with the foregoing standards in the reasonable judgment of Go2Net.

5.3 Notwithstanding the foregoing minimum performance requirements, each of the parties reserves its respective rights to remove, in its sole discretion, any material or content from pages hosted by it, which it reasonably believes may violate applicable law, third party rights or is otherwise objectionable; and Go2Net reserves the right to adjust the volume of searches submitted to Partner and the proportional mix of results included on the Results Page(s) in order to maintain the quality of the Go2Net Metasearch Service.


6.       PROPRIETARY RIGHTS.

6.1 OWNERSHIP. Partner understands and agrees that Go2Net is the exclusive holder of and shall retain, all right, title and interest in and to the Go2Net Metasearch Service, including without limitation all Intellectual Property therein. Go2Net understands and agrees that Partner is the exclusive owner of and holds and shall retain, all right, title, and interest in and to the Partner Search Engine, including without limitation all Intellectual Property therein.

6.2 INTELLECTUAL PROPERTY. If a party desires to use any of the other party's Intellectual Property the requesting party will obtain the appropriate approvals and guidelines for use of the other party's Intellectual Property from the other party. Nothing herein shall grant a party any right, title or interest in the other party's Intellectual Property. At no time during or after the term of this Agreement shall a party challenge or assist others to challenge the other party's Intellectual Property or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to those or the other party.


7.       CONFIDENTIALITY.

7.1 CONFIDENTIAL INFORMATION. Each party (the "RECEIVING PARTY") acknowledges that by reason of its relationship to the other party (the "DISCLOSING PARTY") hereunder, the Receiving Party will have access to certain information and materials, including the terms of this Agreement, concerning the Disclosing Party's business, plans, technology, products, and services that are confidential and of substantial value to the Disclosing Party, the value of which would be impaired if such information were disclosed to third parties ("CONFIDENTIAL INFORMATION"). The Receiving Party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Disclosing Party. The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information. Upon request by the Receiving Party, the Disclosing Party shall advise

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         whether or not it considers any particular information to be
         Confidential Information. The Receiving Party shall not publish any technical description of the Disclosing Party's Confidential Information beyond any descriptions published by the Disclosing Party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Receiving Party of any Confidential Information of the Disclosing Party, and the Receiving Party shall not develop any software, devices, components, or assemblies utilizing the Disclosing Party's Intellectual Property.

7.2 EXCLUSIONS. Confidential Information does not include any information that the Receiving Party can demonstrate by written records: (a) was known to the Receiving Party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the Receiving Party; (c) is or becomes publicly known through no wrongful act of the Receiving Party; (d) has been rightfully received from a third party whom the Receiving Party has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) has been approved for public release by the Disclosing Party's prior written authorization; or (f) must be produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure. In addition, Go2Net and Partner may disclose the existence and terms of this Agreement in connection with a potential acquisition of substantially the entire business of the other party, or a private or public offering of securities of either party.


8.       REPRESENTATIONS AND WARRANTIES.

8.1 Partner represents and warrants to Go2Net: that it has the right to grant the rights hereunder; that it holds the necessary rights to permit the use of the Search Results for the purposes of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that the use, reproduction, distribution, transmission, or display of the Search Results, as contemplated by this Agreement will not (i) violate applicable local, state or Federal law or infringe upon any Intellectual Property rights or other rights of third parties; or
         (ii) contain any material that is defamatory or otherwise any material that promotes wrongful conduct that would constitute a criminal offense or give rise to civil liability.


9.       LIMITATION OF LIABILITY AND DISCLAIMER.

9.1 LIMITATION OF LIABILITY. NEITHER GO2NET NOR PARTNER MAKES ANY WARRANTY WHATSOEVER WITH REGARDS TO THE FEATURES, FUNCTIONS, PERFORMANCE, QUALITY, OR OTHER CHARACTERISTICS OF THE SERVICE EACH COMPANY PROVIDES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO EACH OTHER OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. GO2NET SHALL NOT BE LIABLE TO PARTNER OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE GO2NET METASEARCH SERVICE. PARTNER SHALL NOT BE LIABLE TO GO2NET OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE PARTNER SEARCH ENGINE.

9.2 DISCLAIMER. GO2NET MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE GO2NET METASEARCH SERVICE, AND GO2NET SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. GO2NET DOES NOT WARRANT THAT THE OPERATION OF THE GO2NET METASEARCH SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE. FURTHERMORE, GO2NET DOES NOT MAKE ANY REPRESENTATIONS REGARDING

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         THE USE OR THE RESULTS OF THE USE OF THE GO2NET METASEARCH SERVICE
         IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

9.3 DISCLAIMER. PARTNER MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE PARTNER SEARCH ENGINE, AND PARTNER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. PARTNER DOES NOT WARRANT THAT THE OPERATION OF THE PARTNER SEARCH ENGINE WILL BE UNINTERRUPTED OR ERROR-FREE. FURTHERMORE, PARTNER DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OF THE SEARCH RESULTS OR THE USE OF THE PARTNER SITE IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.


10.      TERMINATION.

10.1 TERMINATION FOR BREACH OR INSOLVENCY. Either party shall have the right to terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or is insolvent, i.e., unable to pay its debts in the ordinary course as they come due, or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within ninety (90) days, or makes any assignment for the benefit of creditors, (b) the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof, or (c) the other party fails to timely make any payment hereunder.

10.2     EFFECT OF TERMINATION. Upon the expiration or termination of this
         Agreement:

10.2.1 Each party shall, within thirty (30) days of such expiration or termination return to other party or destroy all Confidential Information and all other material received from such other party.

10.2.2   All rights granted by Go2Net hereunder to Partner shall terminate.

10.2.3   All rights granted by Partner hereunder to Go2Net shall terminate.

10.3 SURVIVAL. Sections 3.2, 3.3, 3.4, 7, 8, 9, and 11 shall survive any expirations or terminations of this Agreement.


11.      MISCELLANEOUS.

    11.1 INDEMNIFICATION BY PARTNER. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of Partner, including without limitation claims based upon the violation of applicable law or infringement of Intellectual Property rights or other third party rights, or a breach by Partner of a representation and/or warranty made in this Agreement, Partner shall (i) indemnify Go2Net against any liability, cost, loss, or expense of any kind; and (ii) hold harmless Go2Net and save it from any liability, cost, loss, or expense of any kind. Go2Net shall have the right to select and control legal counsel for the defense of any such claim, demand or action and for any negotiations relating to any such claim, demand or action; however, to the extent any such claim is covered in full by this indemnity, Partner shall have the right, to such extent, to control the defense of such claim; and Partner must approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on or requires Partner to contribute financially to such settlement.

         INDEMNIFICATION BY GO2NET. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of Go2Net, including without limitation claims based upon the violation of applicable law or infringement of

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         Intellectual Property rights or other third party rights, or a breach by Go2Net of a representation and/or warranty made in this Agreement, Go2Net shall (i) indemnify Partner against any liability, cost, loss, or expense of any kind; and (ii) hold harmless Partner and save it from any liability, cost, loss, or expense of any kind. Partner shall have the right to select and control legal counsel for the defense of any such claim, demand or action and for any negotiations relating to any such claim, demand or action; however, to the extent any such claim is covered in full by this indemnity, Go2Net shall have the right, to such extent, to control the defense of such claim; and Go2Net must approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on or requires Go2Net to contribute financially to such settlement.

11.2 INJUNCTIVE RELIEF. The parties acknowledge that the breach or threatened breach of Section 7 would cause irreparable harm to the non-breaching party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which a party may be legally entitled, a party may seek immediate injunctive relief in the event of a breach or threatened breach of such sections by the other party or any of the other party's employees or subcontractors.

11.3 ASSIGNMENT. Except as set forth herein, neither party may assign this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to (a) to any affiliate, division, or subsidiary able to timely deliver the services contemplated by this Agreement, or (b) to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation, or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

11.4 WAIVER AND AMENDMENT. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

11.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington without giving effect to the conflict of law principles thereof.

11.6 NOTICES, ETC. Any notice required or permitted by this Agreement shall be deemed given if delivered by registered mail, postage prepaid, addressed to the other party at the respective address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Delivery shall be deemed effective three
         (3) days after deposit with postal authorities.

11.7 INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner, joint venturer or legal representative of the other for any purpose and shall not have any right, power, or authority to create any obligation or responsibility on behalf of the other.

11.8 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

11.9 COMPLETE UNDERSTANDING. This Agreement, including all Exhibits attached hereto and hereby incorporated by reference, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement, either written or oral.

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11.10    FORCE MAJEURE. Except with respect to obligations to make payments hereunder, neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, act of God, labor controversy or threat thereof, civil disturbance or commotion, disruption of the public markets, war or armed conflict or the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, including internet access, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree.

11.11 PUBLICITY. The parties shall cooperate to issue one or more joint press releases announcing this Agreement; such joint press release shall require the approval of both parties prior to issuance. As long as one party or the other has not provided the other party with notice of withdrawal of permission, the parties shall be permitted to use previously approved text with no further approvals subject to the text being substantially the same with allowance only of context and time. Except in the course of performing pursuant to this Agreement, the parties shall not publicize their relationship or the work done in connection with this Agreement without the prior written approval of the other party.




              The remainder of this page left blank intentionally.


         IN WITNESS WHEREOF, the parties have caused this Agreement to executed effective as of the day and year first set forth above.






FINDWHAT, INC.                                       GO2NET, INC.


By: /s/ Craig A. Pisaris-Henderson               By:  /s/ Thomas M. Camp
    --------------------------------------           ---------------------------
Craig A. Pisaris-Henderson                           Thomas M. Camp
President and Chief                                  Vice President, Business
 Technology Officer                                   Development

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